SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 19, 2004

Specialty Laboratories, Inc.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

001-16217	95-2961036
(Commission File Number)	(IRS Employer Identification No.)

2211 Michigan Avenue Santa Monica, California 90404
Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(310) 828-6543

Not applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On March 19, 2004, Specialty Laboratories, Inc., (the “Registrant”) announced the completion of the sale/lease-back of its future headquarters and laboratory facility in Valencia, California with an affiliate of Lexington Corporate Properties Trust (“Lexington”). Under the terms of the agreement, the Lexington affiliate purchased the land and existing building, and the Registrant will complete the construction and additional improvements.  At the closing, the Registrant entered into a twenty-year lease for use and occupancy of the facility.

A copy of the press release issued by the Registrant on March 19, 2004 concerning the foregoing matter is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits	The following document is filed as an exhibit to this report:

	99.1	Press Release dated March 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Specialty Laboratories, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on March 19, 2004.

SPECIALTY LABORATORIES, INC.

By:	/s/ Nicholas R. Simmons
Nicholas R. Simmons
General Counsel